SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [x] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12


                             Obie Media Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         [x] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1) Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

             (4) Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

             (5) Total fee paid:

                 --------------------------------------------------------------

     [ [ Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             ------------------------------------------------------------------

             (2) Form, Schedule or Registration Statement no.:

             ------------------------------------------------------------------


             (3) Filing Party:

             ------------------------------------------------------------------


             (4) Date Filed:

             ------------------------------------------------------------------

                             OBIE MEDIA CORPORATION


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                 APRIL 17, 1997

                             OBIE MEDIA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 17, 1997




To the shareholders of
Obie Media Corporation:


          The annual meeting of the shareholders of Obie Media Corporation, an Oregon corporation (the "Company"), will be held at 3 p.m. on April 17, 1997 at the Eugene Hilton,Studio B and C, located at 66 E. 6th Street, Eugene, Oregon, for the following purposes:

          1. To elect a Board of Directors for the current year.

          2. To transact such other business as may be properly brought before the meeting.

          The foregoing items of business are more fully described in the proxy statement accompanying this notice.

          All shareholders are invited to attend the meeting. Shareholders of record at the close of business on March 6, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

                                            By order of the Board of Directors.

                                            Delores M. Mord
                                            Secretary

Eugene, Oregon
March 18, 1997




YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE VOTED.

                             OBIE MEDIA CORPORATION

                                 PROXY STATEMENT

                       1997 Annual Meeting of Shareholders

                                  INTRODUCTION

          The enclosed proxy is solicited by the Board of Directors of Obie Media Corporation (the "Company"), to be used at the annual meeting of shareholders to be held at 3 p.m. on April 17, 1997, and at any and all adjournments thereof. The meeting will be held at the Eugene Hilton, Studio B & C, located at 66 E. 6th Street, Eugene, Oregon 97401. A copy of the notice of the meeting is attached. The Company expects to mail this proxy statement and the proxy to shareholders on or about March 18, 1997.

          The persons named in the enclosed proxy will vote in the manner directed and, in the absence of such direction, will vote for the election of each of the named nominees for director. As to other items of business that may arise at the meeting, they will vote in accordance with their best judgment. "Abstentions" and "withheld" votes, as well as broker non-votes, will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal.

          Any proxy submitted by a shareholder may be revoked by the shareholder at any time before its use by giving notice of such revocation to the Secretary of the Company. If a shareholder attends the meeting and desires to vote in person, his or her proxy will not be used.

          The solicitation of proxies is being handled by the Company at its own cost, principally through the use of the mails. Brokers, dealers, banks and other nominees will be requested to forward soliciting material to the beneficial owners of the shares and to obtain authorization for the execution of proxies.

          A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1996 is enclosed. A copy of the Company's 1996 Annual Report on Form 10-KSB, filed under the Securities Exchange Act of 1934, as amended, is included in the Annual Report to Shareholders.

                                  VOTING RIGHTS

          All holders of record of the Company's Common Stock, without par value ("Common Stock"), at the close of business on March 6, 1997 will be entitled to vote in person or by proxy at the annual meeting. On that date, 3,500,000 shares of Common Stock were outstanding and entitled to vote. The holders of the Common Stock are entitled to one vote for each share of Common

Stock held. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock at the annual meeting will constitute a quorum for the transaction of business.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

          The following table shows, as of March 6, 1997, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by each person known by the Company to beneficially own 5 percent or more of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


 Name and Address              Amount and Nature           Percentage of
of Beneficial Owner         of Beneficial Ownership(1)     Common Stock
-------------------         --------------------------     -------------
Brian B. Obie                       1,751,736(2)              50.0%
Eugene, Oregon

Delores M. Mord                       341,620(3)               9.8
Eugene, Oregon

Douglas D. Obie                       215,188(4)               6.1
Seattle, Washington

Christine Obie Barrett                211,188(5)               6.0
Eugene, Oregon

Randall C. Pape                           --                    --
Eugene, Oregon

Stephen A. Wendell                      5,000(6)                *
Eugene, Oregon

Richard C. Williams                    10,000                   *
Eugene, Oregon

James W. Callahan                       2,000                   *
Eugene, Oregon

All officers and directors
as a group (7 persons)              2,110,356(7)             60.3
-------------

* Less than 1% of the outstanding shares.

(footnotes on following page)

(1) A person is considered to "beneficially own" any shares: (a) over which such person exercises sole or shared voting or investment power; or (b) of which such person has the right to acquire ownership at any time within 60 days (e.g., through conversion of securities or exercise of stock options). Voting and investment power relating to the above is exercised solely by the beneficial owner, except as indicated otherwise.

(2) Includes 25,000 shares held by Brian B. Obie's wife. Mr. Obie disclaims beneficial ownership of his wife's shares.

(3) Includes 85,714 shares held by Delores M. Mord's husband. Ms. Mord disclaims beneficial ownership of her husband's shares.

(4) Includes 21,600 shares held by Douglas D. Obie as trustee for the benefit of Christine Obie Barrett's minor children. Also includes 2,700 shares beneficially owned by Douglas D. Obie's minor children. Christine Obie Barrett is trustee of those shares.

(5) Includes 2,700 shares held by Christine Obie Barrett as trustee for the benefit of Douglas D. Obie's minor children. Also includes 21,600 shares beneficially owned by Christine Obie Barrett's minor children.
     Douglas D. Obie is trustee of those shares.

(6) Includes 3,000 shares held by Stephen A. Wendell's wife. Mr. Wendell disclaims beneficial ownership of his wife's shares.

(7) Includes 113,714 shares owned by directors' spouses. Such directors disclaim beneficial ownership of the shares owned by their spouses.


                              ELECTION OF DIRECTORS

       A Board of five directors will be elected. Brian B. Obie and Delores M. Mord were reelected as directors in February 1996. Randall C. Pape, Stephen A. Wendell and Richard C. Williams were appointed to the Board in November 1996.

       A quorum being present at the shareholder meeting, the five nominees for director receiving the most votes cast in person or by proxy will be elected as directors for the current year. There is no cumulative voting. Shareholders cannot vote for more than five directors. Directors will hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. All nominees for director have agreed to serve if elected. If any nominee should become unavailable to serve as a director prior to the annual meeting, the persons named in the enclosed proxy will vote for such substitute nominee as may be designated by the Board of Directors.

       There are no family relationships among any of the nominees for director, except that Mr. Obie and Ms. Mord are cousins. Followed are background information on the nominees:

       BRIAN B. OBIE, age 55, is the President and Chief Executive Officer of the Company. He was a co-founder of the Company and has served as President and a director of the Company since its inception in 1987. Mr. Obie has 37 years of experience in the out-of-home media industry. He has worked for Obie Industries Incorporated (the Company's former parent corporation) ("Obie Industries") since 1962, serving as its President since 1968. He has been Chairman of the Board of Centennial Bancorp since 1981. He is a former mayor of Eugene, Oregon.

       DELORES M. MORD, age 63, was a co-founder of the Company and has served as Secretary and a director of the Company since its inception in 1987. She also served as Vice President of the Company until September 1996, when she announced her intention to retire as an employee of the Company and become employed exclusively by Obie Industries. It is expected that this transition will be completed within the next year. Ms. Mord has served as an officer and director of Obie Industries since its formation in 1960, and she currently serves as Vice President and a director of that company. Ms. Mord has 35 years of experience in the out-of-home media industry.

       RANDALL C. PAPE, age 46, became a director of the Company in November 1996. In 1981, he was named President of Pape Bros., Inc., and since 1990 he has held the position of President and Chief Executive Officer of The Pape Group, Inc., a supplier of capital equipment and services which operates as a holding company for Pape Bros., Inc., Flightcraft, Inc., and Hyster Sales Company. From 1973 to the present, he has been President and Chief Executive Officer of Liberty Financial Group (holding company for Liberty Federal Bank, SB; Sanipac, Inc.; and EcoSort LLC). Mr. Pape is also a director of Northwest Natural Gas.

       STEPHEN A. WENDELL, age 55, became a director of the Company in November 1996. Since January 1995, he has been Chief Financial Officer, director and investor in Umpqua Feather Merchants, Inc. (a manufacturer and distributor of fishing flies and related accessories). From 1992 to 1995, he was an investor and a consultant to Umpqua Feather Merchants, Inc. and other companies, including companies providing advertising and food services. Also, since 1993, Mr. Wendell has been principal shareholder and President of Continental Land and Cattle Company, `a residential real estate development company. From 1989 to 1991, he served as Chief Financial Officer of Bohemia Inc. (a forest product company).

       RICHARD C. WILLIAMS, age 57, became a director of the Company in November 1996. He has served as President, Chief

Executive Officer and a director of Centennial Bancorp since 1981. He has served as Vice Chairman and Chief Executive Officer of Centennial Bank since 1992, and was its President from 1977 to 1992. He has been a director of Centennial Bank since 1977.

Board Committees
----------------

       The Board of Directors has two committees, an Audit Committee and a Compensation Committee, which were established after the end of fiscal 1996.

       The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the engagement and discharge of the Company's independent auditors and the terms of such engagement, reviews the policies and procedures of the Company and management with respect to maintaining the Company's books and records, and reviews with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company's financial, accounting or auditing systems. The Board of Directors established the Audit Committee in December 1996. Stephen A. Wendell, Randall C. Pape and Richard C. Williams serve on the Audit Committee, with Mr. Wendell acting as Chairman. The Committee did not meet during fiscal 1996.

       The Compensation Committee determines compensation for elected officers of the Company and prepares such reports with respect to such compensation as may be required by law. The Compensation Committee also grants awards under, and administers the Company's 1996 Stock Incentive Plan and considers matters of director compensation. The Board of Directors established the Compensation Committee in December 1996. Richard C. Williams, Randall C. Pape and Stephen A. Wendell serve on the Compensation Committee, with Mr. Williams acting as Chairman. The Committee did not meet during fiscal 1996.

Board Meetings During 1996 Fiscal Year
--------------------------------------

       The Board of Directors did not meet formally during the 1996 fiscal year, but acted by consent minutes 13 times during the year.

Compensation of Directors
-------------------------

       Executive officers receive no compensation for serving as directors of the Company. All nonemployee directors receive $5,000 for each year they serve as directors.

       In November 1996, when Randall C. Pape, Stephen A. Wendell and Richard C. Williams were appointed to the Board of Directors, the Company granted each of them a nonqualified stock option for 5,000 shares of Common Stock under the Company's Restated 1996

Stock Incentive Plan. Those options have a term of 15 years and an exercise price of $6.65 per share, which was the fair market value of the Common Stock on the grant date, as determined by the Board of Directors. The options will become exercisable at the rate of 20% per year of service as a director.

       Upon his or her initial appointment or election as a director of the Company, each nonemployee director is granted an option for 5,000 shares, as described above with respect to the current nonemployee directors. In addition, each nonemployee director will be granted an option for 1,000 shares on the date of each annual shareholder meeting thereafter. Those options will be granted with the same terms as the options described above, except their exercise prices will be the fair market value of the Common Stock at the time of grant.


                               EXECUTIVE OFFICERS

            The executive officers of the Company as of the date of this proxy statement are as follows:
                                                                    Has Served
                                                                    in Present
Name                       Age           Office                       Office
----                       ---           ------                     ----------
Brian B. Obie              55            President and              Since 1987
                                         Chief Executive
                                         Officer

Stephen F. Grover          55            Vice President             Since 1996
                                         and General                Since 1994
                                         Manager

James W. Callahan          44            Chief Financial Officer    Since 1996


          See "Election of Directors" for biographical information concerning Mr. Obie.

          STEPHEN F. GROVER, age 55, was appointed Vice President of the Company in September 1996 and has served as the Company's General Manager since 1994. He was the Company's General Sales Manager from 1993 to 1994 and Regional Manager from 1991 to 1992. Mr. Grover has 30 years of experience in the out-of-home media industry.

          JAMES W. CALLAHAN, age 44, was appointed Chief Financial Officer and Treasurer of the Company in September 1996 and has served in that capacity as an employee of the Company since January 1996. From 1994 to January 1996, he was a consultant filling the role of chief financial officer of the

Company. Since 1994, Mr. Callahan has also served in the capacity of chief financial officer of Obie Industries and its subsidiaries. From 1990 to 1994, he served as Chief Financial Officer of Springfield Forest Products, Inc. Mr. Callahan is a certified public accountant, and was employed by Arthur Andersen, LLP from 1975 to 1990, most recently as a tax partner.


Executive Compensation

          The following table summarizes the compensation paid during the last two fiscal years to the Company's President and Chief Executive Officer and to the Company's Chief Financial Officer, the only executive officers who received cash compensation in excess of $100,000 for fiscal 1996:

                           SUMMARY COMPENSATION TABLE
                           --------------------------


                                                                     Long-Term
                                                                   Compensation
                                           Annual Compensation        Awards
                                         -----------------------   -----------

                                                                   Securities
    Name and Principal                                             Underlying         All Other
         Position          Fiscal Year   Salary ($)    Bonus ($)   Options (#)   Compensation ($)(1)
    ------------------     -----------   ----------    ---------   -----------   -------------------

 Brian B. Obie
  President and Chief         1996        $130,001       --                           $5,270
  Executive Officer           1995         120,900       --                            6,644


 James W. Callahan
  Chief Financial Officer     1996        $ 75,000    $30,000        15,000             --


(1)      Represents contributions made, or to be made, by the Company under a profit sharing and 401(k) plan on behalf of the executive officers.

Stock Option Information
------------------------

          The following tables set forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the executive officers named in the Summary Compensation Table during fiscal 1996 or were held by them at November 30, 1996:

                          OPTION GRANTS IN FISCAL 1996
                          ----------------------------

                                INDIVIDUAL GRANTS
                                -----------------

                                          % of Total Options
                   Number of Securities  Granted to Employees   Exercise    Expiration
       Name         Underlying Options      in Fiscal Year    Price ($/Sh)     Date
------------------ --------------------  -------------------- ------------ -----------

Brian B. Obie               --                 N/A                N/A           N/A


James W. Callahan        15,000               16.4%              $6.65      11/15/2011



   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES(1)
   ---------------------------------------------------------------------------

                         Number Securities                  Value of
                   Underlying Unexercised Option    Unexercised In-the-Money
       Name                At FY-End (#)            Options at FY-End ($)(2)
-----------------  -----------------------------  -----------------------------

                   Exercisable     Unexercisable  Exercisable     Unexercisable
                   -----------     -------------  -----------     -------------
Brian B. Obie           --              --             --              --


James W. Callahan       --            15,000           --            $8,100

----------

(1)    No options were exercised during the fiscal year ended November 30, 1996.

(2) On November 30, 1996, the market price of the Company's Common Stock was $7.19. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between that amount and the exercise price of the option multiplied by the number of the shares covered by the stock option.


                              CERTAIN TRANSACTIONS

Dividend; Loans to Affiliated Companies
---------------------------------------

          In November 1996, in connection with the separation of the Company from Obie Industries, the Company distributed a nonrecurring dividend of $1.8 million to Obie Industries to eliminate the Company's net receivable from its affiliated companies. This net receivable, of which $158,000 and $573,000 arose in the years ended November 30, 1995 and 1996, respectively, resulted from noninterest-bearing advances to affiliates, which were due on demand. The net advances during the years ended November 30, 1995 and 1996 primarily related to funding unprofitable operations of an affiliate that have been discontinued. Future advances, if any, will be made in accordance with the Company's policy for transactions with affiliates, which will require, among other things, approval by a majority of the disinterested, independent directors of the Company. The policy for future transactions is specified on page 10. The dividend satisfied all obligations other than continuing leases between the Company and its affiliated companies.

Outdoor Advertising Structures
------------------------------

          The Company leases outdoor advertising structures from MO Partners, in which Brian B. Obie and Delores M. Mord are partners. The lease agreement requires monthly payments of a minimum base rent plus additional rent equal to 5% of the gross revenues derived by the Company from advertising displayed on the structures. The minimum base rent payments were $8,500 per month in 1996, and are $9,000 in 1997. The lease expires at the end of 1997. Total lease expense was $102,000 in fiscal 1995 and $108,000 in fiscal 1996. The Company has an option to purchase the outdoor advertising structures of MO Partners for $698,000 at any time before the expiration of the lease of the structures. If exercised, the sale will result in a taxable gain to Mr. Obie and Ms. Mord in the aggregate amount of $675,000. Prior to the purchase, if any, of the outdoor structures from MO Partners, the Company will continue to guarantee certain debt of MO Partners, which was $424,000 at November 30, 1996. The Company believes the option price is at least as favorable to the Company as would be available with an unrelated party through arms-length negotiations.

          MO Partners also owns land that is leased to the Company for two outdoor advertising structures. Lease payments for these properties equal 20% of the Company's annual revenues derived from these structures. Lease payments for these two properties were $12,000 in each of fiscal 1995 and 1996, respectively. The Company believes that these leases are on terms at least as favorable to the Company as would be available with an unrelated third party through arms-length negotiations.

Office and Production Space
---------------------------

          The Company rents office and production space in three locations in Eugene, Oregon from Obie Industries and another affiliated company. Total rent payments were $57,000 and $79,000 in fiscal 1995 and 1996, respectively. The Company is required to provide insurance, repairs and pay taxes on one of the properties.

          One of the Eugene sites is currently being renovated to serve as the Company's new headquarters. The headquarters building will be leased from Obie Industries at market rates. The Company expects to spend up to $250,000 on leasehold improvements for the headquarters building. The Company also will guarantee the indebtedness of Obie Industries that is collateralized by that building. When the renovation is completed, the Company will vacate its other two Eugene sites.

          The Company believes that these leases are on terms at least as favorable to the Company as would be available with unrelated third parties through arms-length negotiations.

Loan Agreement
--------------

          In December 1995 and January 1996, Brian B. Obie loaned the Company a total of $200,000. In August 1996, the Company repaid the loan, including interest at an annual rate of 8.5 percent. The Company believes that this loan was on terms at least as favorable to the Company as would be available with unrelated third parties through arms-length negotiations.

          Until October 31, 1996, the Company had certain borrowing arrangements with Centennial Bank. Those loans were repaid with the proceeds of loans from United States National Bank of Oregon. Brian B. Obie is the Chairman of the Board of Centennial Bancorp, Centennial Bank's parent corporation. Richard C. Williams is the President and Chief Executive Officer of Centennial Bancorp.

Personal Services
-----------------

          Brian B. Obie, President and Chief Executive Officer of the Company, and James W. Callahan, Chief Financial Officer, provide limited services to Obie Industries and its subsidiaries. Mr. Obie is the President of Obie Industries, and Mr. Callahan serves in the capacity of chief financial officer of Obie Industries. It is estimated that Mr. Obie and Mr. Callahan each spend on average less than 10% of their time on Obie Industries matters.

Policy For Future Transactions With Affiliates
----------------------------------------------

          It is the Company's policy that all proposed transactions by the Company with directors, officers, 5 percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of the Company's Board of Directors.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) forms they file.

          Based solely on the Company's review of the copies of such forms that the Company received and written representations from the Company's officers and directors, the Company believes that all required forms were timely filed with respect to fiscal 1996, except that James W. Callahan reported a stock purchase late and Stephen C. Wendell reported a purchase of shares by his wife late.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Coopers & Lybrand LLP, independent public accountants, were selected by the Board of Directors to conduct an audit of the Company's financial statements for the year ended November 30, 1996.

          Representatives of Coopers & Lybrand LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions. However, management has been advised that the representatives of Coopers & Lybrand LLP do not plan to make a statement.

          The Company will appoint at a later date independent public accountants to audit the Company's financial statements for the 1997 fiscal year. The Board of Directors will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

                              SHAREHOLDER PROPOSALS

          A proposal by a shareholder for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting of shareholders must be received by the Company at 4211 West 11th Street, Eugene, Oregon 97402, attention: Secretary, on or before November 18, 1997 in order to be eligible for such inclusion.

                                  OTHER MATTERS

          While the notice of the annual meeting of shareholders provides for the transaction of such other business as may properly come before the meeting, management does not know of any matters to be presented other than those set forth in this proxy statement. If any further business is presented to the meeting, the persons named in the proxies will vote the shares represented by such proxies according to their best judgment.



Eugene, Oregon
March 18, 1997

                             OBIE MEDIA CORPORATION
               Proxy solicited on behalf of the Board of Directors
                  Annual Meeting of Shareholders April 17, 1997

     The undersigned hereby appoints Brian B. Obie and James W. Callahan as proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of OBIE MEDIA CORPORATION on April 17, 1997, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present.

ELECTION OF DIRECTORS

     |_| VOTE FOR all nominees listed below (except as marked to the contrary)

     |_|      WITHHOLD AUTHORITY to vote for all nominees listed

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

     Brian B. Obie            Randall C. Pape          Richard C. Williams
     Delores M. Mord          Stephen A. Wendell

     Either or both of the proxies may exercise all powers granted hereby. The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

                                        Dated:                       , 1997
                                              -----------------------

                                              -----------------------------

                                              -----------------------------
                                              Signature or Signatures

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.